Exhibit 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated June 6, 2003 relating to the financial statements of Mettis (UK) Limited as at March 31, 2003 and 2002, and for each of the three years in the period ended March 31, 2003, which appears in such Registration Statement. We also consent to the reference to us under the headings “Experts” and “Selected Consolidated Financial Data” in such Registration Statement.

/s/    PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

Birmingham, United Kingdom

May 28, 2004